ARTICLES OF INCORPORATION

                                     OF

                              CLEAR AIR, INC.


     KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, have associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Utah, and for that purpose we do hereby certify, declare and agree as follows:

                                 ARTICLE I
                                 ---------

                                    NAME

     The name of this corporation shall be Clear Air, Inc.

                                 ARTICLE II
                                 ----------

                                  DURATION

     The existence of this corporation shall be perpetual unless sooner dissolved or disincorporated according to law.

                                ARTICLE III
                                ------------

     This corporation is organized at Ogden, Weber County, State of Utah, which shall be the place of its general business, but branch offices may be established at any place the Board of Directors determine to be necessary or convenient for the conduct of the business of this corporation.

                                 ARTICLE IV
                                 ----------

                               INCORPORATORS
                               --------------

     The names of the parties to this agreement, who are the incorporators of this corporation, and their places of residence are as follows; to-wit:

          Ralph W. Taylor               1720 East 46th South
                                        Ogden, Utah

          Grant L. Anderson             1321 Darling
                                        Ogden, Utah

          Wilbur W. Hish                Rural Route #1, Box 82
                                        Alton, Illinois 60120




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                                 ARTICLE V
                                 ---------

                   REGISTERED OFFICE AND REGISTERED AGENT
                  ---------------------------------------

     The address of the initial office and the name of the initial registered agent of this corporation shall be Ralph W. Taylor, c/o Ralph W. Taylor Steel Company, 222 West 20th Street, Ogden, Utah.

                                 ARTICLE VI
                                 ----------

                               CAPITAL STOCK
                               --------------

     This corporation will not commence business in the State of Utah until consideration of the value of at least one thousand dollars ($1,000.00) has been received for the issuance of shares of stock of said corporation.

     The amount of capital stock of this corporation shall be 15,000,000 shares with a par value of two cents ($.02) per share.

                                ARTICLE VII
                                -----------

                            PURSUIT AND BUSINESS
                           ---------------------

     The pursuit and business of this corporation shall be as follows:

     (1) To engage in any lawful business which may be conducted under the laws of the State of Utah.
     (2) Among other things, to carry on the business of selling, promoting, manufacturing, engineering and leasing of incinerators of a type covered specific U.S. patents for the purpose of incineration of garbage. The corporation further contemplates activities in the area of air pollution, including research and development in the area of incineration with respect to the corporation's patents.

                                ARTICLE VIII
                               -------------

                            NUMBER OF DIRECTORS
                            --------------------

     The number of directors constituting the original Board of Directors to serve until the first annual meeting of the shareholders shall be three, and the names and residences of these directors are as follows:

          Name                          Address
          ----                          -------

          Ralph W. Taylor
                                        1720 East 46th South
                                        Ogden, Utah

          Grant L. Anderson             1321 Darling
                                        Ogden, Utah

          Wilbur W. Hish                Rural Route #1, Box 82
                                        Alton, Illinois 60120

                                     2


                                 ARTICLE IX
                                -----------

                             PREEMPTIVE RIGHTS
                             -----------------

     The shareholders of this corporation shall not be entitled to preemptive rights with respect to any subsequent issuance of stock by the corporation.

                                 ARTICLE X
                                 ---------

                                   VOTING
                                   ------

     All stock issued by the corporation shall be common stock with equal voting rights vested in each share. However, cumulative voting for the election of directors shall not be allowed.

     IN WITNESS WHEREOF, we have hereunto set our hands this __ day of April , 1970.

                                     /s/ Ralph W. Taylor
                                     -----------------------

                                     /s/Grant L. Anderson
                                     ------------------------

                                     /s/ Wilbur W. Hish
                                     -----------------------


STATE OF UTAH              )
                           ) ss.
COUNTY OF SALT LAKE        )


     I David B. Dee, a notary public, hereby certify that on the 14th day of April, 1970, personally appeared before me Ralph W. Taylor and Grant L. Anderson who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 14th day of April, 1970.

My commission expires:
                                     /s/ David B. Dee
April 10, 1971

     --------------------
                         Notary Public


                         Residing at Salt Lake City, Utah


STATE OF                 )
                         ) ss.
COUNTY OF                )



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     I   /s/ Ruth A. DeCastir    , a notary public, hereby certify that on
the 15th day of April, 1970, personally appeared before me Wibur W. Hish, who being by me first duly sworn, declare that he is one of the persons who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 15 day of April, 1970.

My commission expires:               Addison, Illinois
2/18/1971                            Notary Public
                                     Residing at:









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             ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
             --------------------------------------------------

                                     OF
                                     --

                              CLEAR AIR, INC.
                              ---------------

     We, the undersigned, being the President and Assistant Secretary of

Clear Air, Inc., a corporation duly incorporated under the laws of the

State of Utah, do hereby file these Articles of Amendment to the Articles of Incorporation of Clear Air, Inc., and in support thereof do hereby certify the following:


     1.    That the name of the corporation submitting these Articles of

Amendment is Clear Air, Inc.


     2.    That at the annual meeting of the stockholders held on December

4, 1979, in accordance with the Bylaws of the corporation and pursuant to the laws of the State of Utah regarding amendments to Articles of

Incorporation, the following amendments to the Articles of Incorporation of

Clear Air, Inc., were adopted by the shareholders:

          A.   Amendment to Article VI.   That Article VI of the Articles
               ------------------------
Incorporation be amended to increase from 15,000,000 to 20,000,000 shares,

the number of authorized shares of capital (common) stock of the corporation, $.02 par value.


          B.   Amendment to Article X.   That Article X of the Articles of
               -----------------------


Incorporation be amended as follows:


                                 Article X
                                 ----------
          Except as provided in Article XI all stock issued by the

          corporation shall be common stock with equal voting rights vested in each share.  However, cumulative voting for the election for directors shall not be allowed.

                                     1

          2.   Amendment to All Article XI.   That the Articles of
               ----------------------------
          Incorporation be amended to add Articles XI, which Article shall provide as follows:

                                 Article XI
                                -----------
                              Preferred Stock
                              ----------------

          The corporation shall have a class of preferred stock which shall be preferred as to liquidation only and shall consist of

          1,000,000 authorized shares at $1.00 par value, with a 4%

          dividend yield, on a cumulative basis.  These preferred shares

          shall be callable at a price of :   $1.02 per dollar of stated

          value, if called on or before June 30, 1982; $1.05 per dollar of stated value if called between July 1, 1982 and June 30, 1985;

          and $1.10 per dollar of stated value if called after July 1,

          1985.  The preferred stock, shall not be voting stock.


     3.   There were 7,117,000 shares of capital (common) stock, $.02 par value, which were entitled to vote at the Stockholders' Meeting of December

4, 1979.  This was the only class of stock authorized and/or outstanding of the corporation at the time of the Stockholders' Meeting.


     4.    At the Stockholders' Meeting of December 4, 1979 there were

3,879,473 shares of capital (common) stock represented.  The amendment to increase the number of shares of authorized capital (common) stock $.02 par value, from 15,000,000 shares to 20,000,000 shares and thus amend Article

VI of the Articles of Incorporation was unanimously approved by all of the shares present at the meeting.  The amendment to authorize a class of preferred stock, and thus amend Article X and add Article XI to the

Articles of Incorporation, was passed by a vote of 3,844,473 shares in favor of the Amendment and 35,000 shares against the Amendment.


     5.    The Amendment submitted authorizing 1,000,000 shares of a new class of preferred stock, $1.00 par value, will result in a change in the

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stated capital of the corporation since there will be a conversion of a portion of the corporation's debt to an equity position and additionally,

some preferred shares will be issued by the corporation as a result of certain offers to subscribe to such shares.  The corporation will issue one share of preferred stock in exchange for the cancellation of certain corporate indebtedness evidenced by certain promissory notes payable, and the cancellation shall be on the basis of $1.00 of debt cancelled for each one share of preferred stock issued.  In total, there will be an increase in the stated capital of the corporation in the amount of $354,308.00.  Of this total, $170,854 represents a conversion of $170,854.00 of promissory notes payable to 170,854 shares of preferred stock, at $1.00 par value.

The balance is reflected by the sale of 183,454 shares of preferred stock,

$1.00 par value.


          Under penalties of perjury we declare that the foregoing is true,

to the best of our knowledge and belief.

          Dated this 18th day of March, 1981.

                                   /s/ William E. McMillen
                                   -------------------------------------
                                   William E. McMillen, President


                                   /s/ Paul H. Freeman
                                   -------------------------------------
                                   Paul H. Freeman, Assistant Secretary




                                     3












STATE OF FLORIDA         )
                         ) ss
COUNTY OF DADE           )

     BEFORE ME, the undersigned authority, personally appeared WILLIAM E. McMILLEN and PAUL H. FREEMAN, who being first duly sworn, represented unto me that he, William E. McMillen, as President, and Paul H. Freemen, as Assistant Secretary, did execute the foregoing on behalf of the corporation, and that the representations therein contained are true to the best of their information and belief.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 18th day of March, 1981.

                                        /s/ David Stewart
                                        --------------------------------
                                        Notary Public, State of Florida
                                        at Large

                                        My Commission Expires:
                                        December 13, 1983









                                     4


                              AMENDMENT TO THE

                        ARTICLES OF INCORPORATION OF

                              CLEAR AIR, INC.


     Clear Air, Inc., a corporation organized under the laws of the State of

Utah, on April 17, 1970, hereby adopts the following Amendments to its

Articles of Incorporation pursuant to the provisions of Utah Revised Business

Corporation Act, Section 16-10a-1006.


     The Articles of Incorporation shall be amended to read as follows:

                                 ARTICLE VI
                                 ----------


     The authorized Capital Stock of the Corporation is Fifty Million

(50,000,000) shares of Common Stock, $.001 par value per share. The authorized Preferred Stock of the Corporation is Five Million (5,000,000)

shares, $.001 par value per share, which may be issued in one or more series,

with designations, rights and privileges of such preferred stock as set by the Board of Directors from time to time.



                                 ARTICLE XI
                                 ----------

     That the provisions of Section 16-10a-1704 shall not apply to the

Company, and in lieu of 16-10a-1704, the Corporation hereby adopts Section

16-10a-704 of the Utah Revised Business Corporation Act.


     The shareholders also approved a one for seventy-five reverse split of the issued and outstanding common shares of the Corporation. There are currently 17,872,337 shares issued and outstanding in the Corporation.

Following the reverse split there will be approximately 290,000 common shares outstanding.


                                     1


     The date of the adoption of the foregoing amendments and reverse split by the Shareholders was September 18, 2000.  The number of shares outstanding in the Corporation and entitled to vote, as of the record date, on the foregoing amendments and reverse split was 17,872,337.  All common stock in the Corporation is entitled to one vote per share for each matter coming before the Shareholders.  A majority of the shares constitutes a quorum of the Shareholders.  The number of shares that voted in favor of the foregoing amendments and reverse split was 10,078,700 or 56% of the outstanding shares.

The number of shares that voted against the foregoing amendments and reverse split was 36,300 or 0.2% of the outstanding shares.



     Dated this September 25, 2000


                              CLEAR AIR, INC.



                              By: /s/ Rudy LaRusso
                              ------------------------------------------
                                   Rudy LaRusso, Secretary





                                     2



                              AMENDMENT TO THE


                        ARTICLES OF INCORPORATION OF


                       IMMUNOCLIN INTERNATIONAL, INC.

     Clear Air, Inc., a corporation organized under the laws of the State of

Utah, on April 17, 1970, hereby adopts the following Amendment to its

Articles of Incorporation pursuant to the provisions of Utah Revised Business

Corporation Act, Section 16-10a-1006.


     The Articles of Incorporation shall be amended to read as follows:

                                 ARTICLE I
                                 ---------

                                    NAME
                                   -----


     The name of the Corporation shall be Immunoclin International, Inc.

     The date of the adoption of the foregoing amendment by the Shareholders was September 18, 2000.  The number of shares outstanding in the Corporation and entitled to vote, as of the record date, on the foregoing amendment was

17,872,337.  All common stock in the Corporation is entitled to one vote per share for each matter coming before the Shareholders.  A majority of the shares constitutes a quorum of the Shareholders.  The number of shares that voted in favor of the foregoing amendment was 10,106,700 or 57% of the outstanding shares.  The number of shares that voted against the foregoing amendment was 8,300 or 0.05% of the outstanding shares.


     Dated this October 27, 2000


                              IMMUNOCLIN INTERNATIONAL, INC.


                              By:   /s/ Tom Kubota
                                   ------------------------------
                                   Tom Kubota, President


                                     1


                              AMENDMENT TO THE

                        ARTICLES OF INCORPORATION OF

                       IMMUNOCLIN INTERNATIONAL, INC.

     Immunoclin International, Inc., a corporation organized under the laws of the State of Utah, on April 17, 1970, hereby adopts the following

Amendment to its Articles of Incorporation pursuant to the provisions of Utah

Revised Business Corporation Act, Section 16-10a-1006.


     The Articles of Incorporation shall be amended to read as follows:

                                 ARTICLE I
                                 ----------

                                    NAME
                                   -----

     The name of the Corporation shall be Pacific Health Care Organization,

Inc.

     The date of the adoption of the foregoing amendment by the Shareholders was January 31, 2001.  The number of shares outstanding in the Corporation and entitled to vote, as of the record date, on the foregoing amendment was

1,415,695.  All common stock in the Corporation is entitled to one vote per share for each matter coming before the Shareholders.  A majority of the shares constitutes a quorum of the Shareholders.  The number of shares that voted in favor of the foregoing amendment was 1,126,667 or 79% of the outstanding shares.  The number of shares that voted against the foregoing amendment was -0- of the outstanding shares.



     Dated this January 31, 2001

                              PACIFIC HEALTH CARE ORGANIZATION, INC.

                              By: /s/ Tom Kubota
                                  ---------------------------------------
                                   Tom Kubota, President



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